UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K /A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2012

Harmonic Energy, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	26-0164981
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3rd Floor, 207 Regent Street, London, United Kingdom, W1B 3HH (Address of principal executive offices)

+44 (0) 207-617-7300
(Issuer’s telephone number)

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment”) amends the Current Report on Form 8-K of Harmonic Energy, Inc. (the “Company”) for the date of the report: May 22, 2012 (the “Original Filing”), that was originally filed with the U.S. Securities and Exchange Commission on May 24, 2012. The amendment is being filed to replace former Exhibit 10.1 -- Employment Agreement – Jamie Mann, which was filed in error.  A new Exhibit 10.1 -- Consulting Agreement with JM Trading Co., Ltd.,  is filed in its place and certain disclosures in the Current Report have been modified to reflect the terms of this agreement. The amendment is also being filed to correct a minor typographical error on Exhibit 10.2- Consulting Agreement with Seahorse Investments, Ltd.

Except as described above, the Amendment does not modify or update the disclosures presented in, or exhibits to, the Original Filing in any way. Those sections of the Original Filing that are unaffected by the Amendment are not included herein. The Amendment continues to speak as of the date of the Original Filing. Furthermore, the Amendment does not reflect events occurring after the filing of the Original Filing. Accordingly, the Amendment should be read in conjunction with the Original Filing, as well as the Company’s other filings made with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Original Filing.

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SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

The services rendered by our President and CEO, Jamie Mann, are governed by a Consulting Agreement with his consultancy firm, JM Trading Co., Ltd. The Agreement is for a term of two (2) years commencing retroactively effective December 20, 2011. Under the Agreement, Mr. Mann will be paid a consulting fee of $60,000 per year in equal monthly installments of $5,000 per month. In addition, Mr. Mann is to be provided a company car and reimbursement of all expenses incurred in the course of his duties. The Agreement includes a non-solicitation clause which is in effect until one year after the expiration of the Agreement.

The foregoing is a description of the material terms of the Consulting Agreement and not a complete recitation of its provisions. The Agreement should be consulted for additional information.

Also on May 22, 2012, our board of directors approved a Consulting Agreement with Seahorse Investments, Ltd., a Marshall Islands corporation (“Seahorse”). Under the Agreement, Seahorse will provide us with assistance in the raising of capital, business development, and corporate organization, and other services as more specifically defined in the Agreement. The term of the Agreement is 1 year commencing on March 1, 2012, subject to an automatic six month extension commencing March 1, 2013. Seahorse will be compensated with $15,000 per month. In addition, Seahorse will earn the following success fees upon successful capital raises: 10% for the first $300,000; 7.5% from 301,000 to $1 .0M; and 5% from $1.0M and over. Seahorse will also be entitled to participate in issuances of warrants under any option plan.

The foregoing is a description of the material terms of the Consulting Agreement and not a complete recitation of its provisions. The Agreement should be consulted for additional information.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Consulting Agreement with JM Trading Co., Ltd.
10.2	Consulting Agreement – Seahorse Investments, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harmonic Energy, Inc.

/s/ Jamie Mann

Jamie Mann

Chief Executive Officer

Date: November 30, 2012

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